Axion International Closes $7.6 Million Financing

New Financing to Increase Manufacturing Capacity in Support of Continued Sales Growth

NEW PROVIDENCE, N.J. - April 26, 2011 – Axion International (OTCBB: AXIH), a leading producer of industrial building products and railroad ties made from 100% recycled plastic, announced today that the company has closed a $7.6 million financing to support continued growth of its Recycled Structural Composite (RSC) technology.  The funds were raised as part of a private placement of its 10% convertible preferred stock that closed April 21, 2011.

“Axion is pleased to announce the close of our latest financing,” said Steve Silverman, Axion’s President and Chief Executive Officer. “Various accredited investors took part in the deal, including Perry Jacobson, our Chairman of the Board. The funds raised allow Axion to grow our company in critical areas such as raw material sourcing infrastructure, manufacturing capacity, staffing and sales growth.  The financing will allow Axion to implement strategies for continued R&D, as well as structural testing of our materials for use in other applications.”

Mr. Silverman continued, “We have an immediate need to expand capacity in order to meet existing orders as well as our growing pipeline of pending business opportunities.  Top line revenue, along with our active pipeline, has been increasing since January so now that we are freshly capitalized I am confident we will be able to support a higher level of strategic growth initiatives in the remainder of 2011 and beyond.”

Perry Jacobson, Axion’s Chairman of the Board, commented, “I am extremely enthusiastic about Axion’s growth prospects in the recycling arena and believe this is a great opportunity to participate in a unique venture at the intersection of ‘green’ technology and enhanced infrastructure solutions.”

Developed in conjunction with Rutgers University’s Materials Sciences and Engineering Department, Axion’s RSC is inert and contains no toxic materials. It is impervious to insect infestation, will not leach toxic chemicals nor warp. Because it is lighter than traditional materials, transporting RSC is less expensive and reduces energy costs. In addition, RSC is completely recyclable at the end of its functional life.

About Axion International

Axion International is a leading structural solution provider of cost-effective alternative infrastructure and building products. The Company’s "green" proprietary technologies allow for the development and manufacture of innovative structural products made from 100% recycled consumer and industrial plastics. Axion's up-cycled products are an economic and sustainable alternative to traditional building materials such as wood, steel or concrete. Developed in collaboration with scientists at Rutgers University, Axion's patented technologies allow for products that are extremely strong, durable, flexible in design, and low maintenance.

For additional information, please visit Axion’s corporate website:
www.axionintl.com

Forward-Looking Statements

This release contains "forward-looking statements" for purposes of the Securities and Exchange Commission's "safe harbor" provisions under the Private Securities Litigation Reform Act of 1995 and Rule 3b-6 under the Securities Exchange Act of 1934. These forward-looking statements are subject to various risks and uncertainties that could cause Axion’s actual results to differ materially from those currently anticipated, including the risk factors identified in Axion’s filings with the Securities and Exchange Commission.

The Company issued the stock to accredited investors only pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. The securities offered in the Private Placement have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be sold in the United States except pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act and applicable state securities laws. This is neither an offer to sell nor a solicitation of an order to buy any of these securities.

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